UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under to §240.14a-12

SelectQuote, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, of other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0–11.

Dear SelectQuote Stockholder:

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of SelectQuote, Inc. (the “2023 Annual Meeting”), to be held on November 14, 2023, at 9:00 a.m. Central Time. To limit our expenses and support the health and well-being of our stockholders, employees, and directors, the 2023 Annual Meeting will be held in virtual format only, via live webcast on the Internet. There will be no in-person meeting. You will be able to attend and participate in the 2023 Annual Meeting online by visiting www.virtualshareholdermeeting.com/SLQT2023, where you will also be able to vote electronically and submit questions in real time.
Only stockholders of record at the close of business on September 22, 2023 are entitled to receive notice of and to vote at the 2023 Annual Meeting. You will need the 16-digit control number identified on your proxy card and in the instructions accompanying your proxy materials to attend the 2023 Annual Meeting. For additional logistical information about the 2023 Annual Meeting, please refer to the section of this proxy statement entitled “General Information.”
Your vote is important. Whether or not you plan to attend the 2023 Annual Meeting online, please ensure that your shares are voted by signing and returning a proxy card or by using our online or telephonic voting system. If you attend the 2023 Annual Meeting online, you may vote during the meeting even if you have previously returned a proxy.
Thank you for your ongoing support of and continued interest in SelectQuote.

Sincerely,
Timothy R. Danker
Chief Executive Officer

NOTICE OF THE 2023 ANNUAL MEETING

The 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting” or the “Annual Meeting”) of SelectQuote, Inc., a Delaware corporation (the “Company”), will be held at the time and place and for the purposes indicated below.

Time and Date:	9:00 a.m., central time, on November 14, 2023.
Place:	Online, via live virtual webcast, at www.virtualshareholdermeeting.com/SLQT2023.
Items of Business:
To elect two Class I directors named in this proxy statement to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified (“Proposal 1”);

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2024 (“Proposal 2”);

To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers (“Proposal 3”); and

To transact such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Recommendations of the Board:	The Board of Directors unanimously recommends that you vote as follows: “FOR” each of the Class I directors nominees in Proposal 1, “FOR” Proposal 2; and “FOR” Proposal 3.
Adjournments and Postponements:	Any action on the items of business described above may be considered at the 2023 Annual Meeting at the time and on the date specified above or at any time and date to which the 2023 Annual Meeting may be properly adjourned or postponed.

Record Date:	Our Board of Directors has set September 22, 2023 as the record date for determining the holders of the Company’s common stock that are eligible to vote at the 2023 Annual Meeting.

Voting:
Your vote is very important. To ensure your representation at the 2023 Annual Meeting, please vote your shares as soon as possible, even if you plan to attend live. You are urged to vote online or by telephone or, if you received printed proxy materials, to submit your proxy card in the envelope provided to you so that your shares can be voted at the 2023 Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your proxy card or voting instruction form or in this proxy statement under the heading “General Information.”

If you have any questions or require any assistance voting your shares, please contact our proxy solicitor at the following telephone number or address:

Georgeson LLC
(866) 628-6024
1290 Avenue of the Americas, 9th Floor, New York, New York 10104

Corporate Headquarters:	6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211
By Order of the Board of Directors Daniel A. Boulware General Counsel and Secretary
Overland Park, Kansas October 4, 2023

**IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING TO BE HELD ON NOVEMBER 14, 2023**

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended June 30, 2023 are available at www.proxyvote.com.

2023 ANNUAL MEETING
November 14, 2023

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of SelectQuote, Inc. of proxies to be voted at our 2023 Annual Meeting and any adjournment or postponement thereof. The proxies will be used at our 2023 Annual Meeting, to be held on November 14, 2023 at 9:00 a.m., central time, on the Internet via live virtual webcast. The proxy materials include our Notice of the 2023 Annual Meeting (the “Notice”) and this proxy statement (the “Proxy Statement”). These materials also include the proxy card and postage-paid return envelope or voting instruction form for the 2023 Annual Meeting.

This proxy statement contains important information regarding our 2023 Annual Meeting. It identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. Our proxy materials are first being distributed on or about October 4, 2023 to holders of record of our common stock at the close of business on September 22, 2023.

In this Proxy Statement, the terms “SelectQuote,” “the Company,” “we,” “us” and “our” refer to SelectQuote, Inc., a Delaware corporation. The mailing address of our principal executive offices is: SelectQuote, Inc., 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211.

What matters are being voted on at the Annual Meeting?

Stockholders are being asked to vote on the following matters:

• The election of two Class I directors named in this proxy statement to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified;
• A proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2024;
•A proposal to approve, by non-binding advisory vote, the compensation of our named executive officers; and
• Any other business as may properly come before the Annual Meeting.
How does the Board recommend I vote on these proposals?

Our Board recommends a vote:
• “FOR” the election of Timothy R. Danker and Dr. Kavita K. Patel as Class I directors;
• “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2024; and
•“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
How many votes are needed for approval of each proposal?

Proposal One: The election of directors requires a plurality of the votes cast in person or by proxy at the Annual Meeting by the stockholders entitled to vote in the election. This means that each director nominee will be elected if the number of shares voted for the nominee exceeds the number of shares withheld with respect to that nominee. Shares of our common stock not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast for or withheld with respect to a nominee’s election.

Proposal Two: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2024 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.
Proposal Three: The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.

What is the quorum requirement?

A quorum is the minimum number of shares required to be represented at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under Delaware law and our amended and restated bylaws. The presence, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote as of the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withheld votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
What do I need to be able to attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. Any stockholder as of the Record Date, as defined below, can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SLQT2023. The webcast will be accessible beginning at 8:45 a.m., central time, on November 14, 2023. The meeting will begin 15 minutes later, at 9:00 a.m., central time. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
Who is entitled to vote?

Holders of our common stock as of the close of business on September 22, 2023, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 167,724,610 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and our proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting through the online virtual meeting platform. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and our proxy materials were forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank, or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
How do I vote?

If you are a stockholder of record, there are four ways to vote:

(1)    By Internet (Before the Annual Meeting): You may vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., eastern time, on November 13, 2023. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials;
(2)    By Telephone: You may vote by toll-free telephone at 1-800-690-6903, until 11:59 p.m., eastern time, on November 13, 2023. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials;
(3)    By Mail: If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
(4)    By Internet (During the Annual Meeting): You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/SLQT2023. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials) or in the instructions that accompanied your proxy materials. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Annual Meeting.
If you are a street name stockholder, please follow the instructions from your broker, bank, or other nominee to vote by Internet, telephone, or mail. Street name stockholders may not vote via the Internet at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks, or other nominees.
Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•notifying our Secretary, in writing, at SelectQuote, Inc., 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211, before the vote is counted;
•voting again using the telephone or Internet before 11:59 p.m., eastern time, on November 13, 2023 (your latest telephone or Internet proxy is the one that will be counted); or
•attending the Annual Meeting online and voting virtually during the meeting. Simply logging into the Annual Meeting online will not, by itself, revoke your proxy.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank, or nominee.
What is the effect of withheld votes, broker non-votes, and abstentions?

Votes withheld from any nominee, abstentions, and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” will have the effect of a vote “against” the election of directors. Abstentions will have the effect of a vote “against” the ratification and appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024. Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares only on “routine” matters, which includes only Proposal Two (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2024). Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors) or Proposal Three (say-on-pay), which are “non-routine” matters, and, as a result, will constitute a “broker non-vote.” “Broker non-votes” will have no effect on the election of directors.
What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Ryan M. Clement, Chief Financial Officer, and Daniel “Al” Boulware, General Counsel, have been designated as proxy holders by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
How are proxies solicited for the Annual Meeting?

We have retained Georgeson to assist in the solicitation of proxies. We expect to pay Georgeson $15,000, plus reimbursement of reasonable expenses. The solicitation may be made personally or by telephone, electronically, or by other means of communication. In addition, our directors and employees, without additional compensation, may solicit proxies using any of these methods.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which is permitted under the rules of the Securities and Exchange Commission (“SEC”). Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at investorrelations@selectquote.com or:

SelectQuote, Inc.
Attention: Investor Relations
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
Why is the Annual Meeting being held virtually?

The Annual Meeting will be held entirely online this year. We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and our Company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world. This format also better enables us to reduce expenses associated with the meeting and support the health and well-being of our employees, stockholders, and community.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SLQT2023. You will also be able to vote your shares electronically prior to or during the Annual Meeting.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board currently consists of seven directors. The names of and certain information about each of our directors and director nominees are set forth below. Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, one class of directors is elected each year at our annual meeting of stockholders to serve a three-year term.

Our Class I directors, whose term will expire at the Annual Meeting, are Timothy R. Danker (our Chief Executive Officer) and Dr. Kavita K. Patel. The Board has nominated Mr. Danker and Dr. Patel for election as Class I directors at the Annual Meeting, and each of them has consented to (i) serve as a nominee, (ii) be named as a nominee in this Proxy Statement, and (iii) continue to serve as a director if elected. If elected, Mr. Danker and Dr. Patel will serve as directors until the annual meeting of stockholders in 2026 and until their respective successors are elected and qualified, subject to earlier resignation or removal.

Nominees for Class I Director

The following paragraphs provide certain information as of the date of this Proxy Statement about each of our director nominees. The information presented includes information each nominee has given us about the nominee’s age, positions held with the Company, principal occupation and business experience for at least the past five years, and directorships of publicly-held companies during the past five years.

Timothy R. Danker, 50, has served as Chief Executive Officer of the Company and as a director since 2017. Mr. Danker served as the President of the Company’s Life Division from 2016 to 2019, as the Executive Vice President of the Company’s Life Division from 2015 to 2016 and as the President of the Company’s Auto & Home Division from 2012 to 2015. Prior to joining the Company, Mr. Danker co-founded and served as the Chief Executive Officer of Spring Venture Group, a senior healthcare insurance distribution platform, from 2007 to 2012. Mr. Danker received his undergraduate degree in business administration from the University of Missouri and his Master of Business Administration from the University of Kansas. We believe Mr. Danker’s experience in the insurance distribution industry and tenure as an executive of the Company qualify him to serve on our Board.

Dr. Kavita K. Patel, 49, was appointed to serve as a director of the Company in September 2020. Dr. Patel is also a practicing primary care physician at Mary’s Center in Washington, D.C. and has served as a Venture Partner at New Enterprise Associates since 2017. From 2011–2021, she was a managing director of health care delivery and transformation at the Brookings Institution. She also previously served as Director of Policy for the Office of Intergovernmental Affairs and Public Engagement in the White House from 2009 to 2010, as Deputy Staff Director on Health on the late Senator Edward Kennedy’s staff from 2007 to 2009, and as a member of senior staff of the Senate Health, Education, Labor and Pensions (HELP) Committee. Dr. Patel has served as a director and member of the Compensation Committee of Arcellx, Inc. (NASDAQ: ACLX) since December 2021. She previously served as a director and member of the Compensation Committee of Sigilon Therapeutics, Inc. (NASDAQ: SGTX) from April 2020 until its sale to Eli Lilly and Company in August 2023; as a director and member of the Governance and Nominating Committee of Tesaro, Inc. (NASDAQ: TSRO) from 2016 until its acquisition by GlaxoSmithKline in 2019; and as a director, member of the Compensation Committee, and Chair of the Nominating and Corporate Governance Committee of Intelligent Medicine Acquisition Corp (NASDAQ: IQMD) from November 2021 to April 2023. Dr. Patel received her undergraduate degree from the University of Texas at Austin, her Master of Public Health from the University of California at Los Angeles and her medical degree from the University of

Texas Health Science Center. We believe Dr. Patel’s extensive healthcare industry expertise qualifies her to serve on our Board.

In addition to the specific experience and qualifications identified in the biographies above, we believe that each of Mr. Danker and Dr. Patel has a reputation for integrity, honesty, and adherence to high ethical standards. Each Class I director nominee has demonstrated ample business acumen, sound judgment, and a commitment to serving the Company and its stockholders.

The Board recommends you vote “FOR” the election of each of the Class I director nominees.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is elected by our stockholders. Our Board consists of the following seven directors:

Name	Age	Independent	Tenure (Years)	Gender Diverse	Racially or Ethnically Diverse
Donald L. Hawks III (Chair)	48	✓	9
William Grant II (Vice Chair)	73		14
Timothy R. Danker	50		6.5
Earl H. Devanny III	71	✓	3.5
Denise L. Devine	68	✓	3.5	✓
Dr. Kavita K. Patel	49	✓	3	✓	✓
Raymond F. Weldon	64	✓	9

All of our directors, other than Messrs. Danker and Grant, qualify as “independent” under the listing standards of the New York Stock Exchange (the “NYSE”). Our directors have an average age of 60 years, and our average Board tenure is just under seven years. For information regarding our process for selecting directors, including the criteria we use to evaluate potential director nominees, please see “Board Meetings and Committees, –Nominating and Corporate Governance Committee.”

Directors

As discussed above, our Board is divided into three separate classes, as follows:

Class I Directors

Please see “–Nominees for Class I Director” above under the heading “Proposal One: Election of Directors” for the biographies of our Class I directors, Timothy R. Danker and Dr. Kavita K. Patel.

Class II Directors

Earl H. Devanny III, 71, was appointed to serve as a director of the Company in February 2020. Mr. Devanny served as the Chief Executive Officer of Tract Manager, a provider of healthcare strategic sourcing and compliance application suites, from 2016 until its sale in 2021. Mr. Devanny previously served as the President of the healthcare business of Nuance Communications, a provider of voice and language solutions for businesses and consumers, from 2014 to 2016. Prior to that, Mr. Devanny served as the Chairman and Chief Executive Officer of Trizetto Corporation, a healthcare information technology provider, from 2010 to 2013 and, prior to that, as the President of Cerner Corporation, a supplier of health information technology solutions, services, devices, and hardware, from 1999 to 2010. Mr. Devanny has served as a director of Commerce Bancshares, Inc. (NASDAQ: CBSH), the publicly-traded bank holding company for Commerce Bank, since 2010 and currently serves as a director of Accesshealthcare and McNeil Trusts, both private companies. Mr. Devanny received his undergraduate degree from the University of the South (Sewanee). We believe Mr. Devanny’s extensive experience in the healthcare technology industry qualifies him to serve on our Board.

Raymond F. Weldon, 64, has served as a director of the Company since 2014 and as the Chairman of our Audit Committee since 2016. He is a co-founder of Brookside Equity Partners LLC and has served as one of its Managing Directors since its formation in 2012. Mr. Weldon has been employed by Hillside Capital Incorporated, a private investment company and affiliate of Brookside Equity Partners LLC, since 1999 and currently serves as one of its Managing Directors. Mr. Weldon is a Certified Public Accountant (inactive) and is a director of several private companies, including Hyland’s Naturals Holdings, LLC and Hillsdale Furniture LLC. Mr. Weldon received his undergraduate degree from the Honors Program of LaSalle University and his Masters in Taxation from Villanova University.

Mr. Weldon was appointed to the Board in 2014 in connection with the Company’s entry into the Series D Preferred Stock Investors’ Rights and Stockholders Agreement (as amended, the “Series D Agreement”) and, pursuant to the terms of the Series D Agreement, was appointed as a Class II director immediately prior to the consummation of our initial public offering (our “IPO”) in May 2020.

We believe Mr. Weldon’s extensive business experience, including as an investor in and advisor to several companies, qualifies him to serve on our Board.

Class III Directors

Denise L. Devine, 68, has served as a director of the Company since February 2020 and was appointed to serve as Chair of the Compensation Committee in September 2020. Ms. Devine is the founder of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space, of which she has served as Chief Executive Officer since 2014. Ms. Devine is also the Co-Founder and Chief Financial Officer of RTM Vital Signs, LLC, a development stage medical device company. Ms. Devine also founded and served as the Chief Executive Officer from 1994 to 2006 of Nutripharm, Inc., a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical, and nutraceutical products. Ms. Devine previously served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs. From 2005 to 2015, Ms. Devine was a member of the Board of Trustees of Villanova University and served as the Chair of the Audit and Risk Committee. Ms. Devine has served on the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania since 2016. Since 2012, Ms. Devine has also served as a director of Fulton Financial Corporation (NASDAQ: FULT), of which she is also the Chair of the Audit Committee. She previously served as a director, member of the Audit Committee, and Chair of the Compensation and Talent Committee of AgroFresh Solutions, Inc. (NASDAQ: AGFS) from 2018 until its sale in 2023, and as a director of Cubic Corporation (NYSE: CUB) from 2019 until its sale in 2021. Ms. Devine is a Certified Public Accountant and received her Masters in Business Administration from The Wharton School at the University of Pennsylvania, her Masters in Taxation from Villanova Law School, and her undergraduate degree in Accounting from Villanova University. We believe Ms. Devine’s management, business, and finance experience qualifies her to serve on our Board.

William Grant II, 73, has served as a director of the Company since 2009 and as the Vice Chairman of the Board since 2017. Mr. Grant previously served as the Company’s President from 2015 to 2017, as the Senior Vice President of Health and Risk Management at Quest Diagnostics Incorporated from 2005 to 2007, and as the Chairman, President, and Chief Executive Officer of LabOne, Inc. from 1995 to 2005. Prior to that, Mr. Grant served as the Chairman of the Board and Chief Executive Officer from 1993 to 1995, and as the President and Chief Executive Officer from 1990 to 1993, of Seafield Capital Corporation. Mr. Grant also served as the President and Chief Executive Officer of Business Men’s Assurance Company of America from 1986 to 1990. Mr. Grant served on the board of directors of Commerce Bancshares, Inc. (NASDAQ: CBSH), the publicly-traded bank holding company for Commerce Bank, from 1983 to April 2022. Mr. Grant received his undergraduate degree from the University of Kansas and his Masters in Business Administration from The Wharton School at the University of Pennsylvania. Mr. Grant is the father of William Grant III, the Chief Operating Officer of the Company, and Robert Grant, the Company’s President. We believe Mr. Grant’s extensive experience in the healthcare industry and deep knowledge of our business qualifies him to serve on our Board.

Donald L. Hawks III, 48, has served as a director of the Company since 2014 and was appointed to serve as the Chairman of the Board in February 2020. He has served as the President and as a Managing Director of Brookside Equity Partners LLC since its formation in 2012. He is a director of multiple private companies, including Cash Management Solutions Limited and Hillsdale Furniture Holdings LLC. He serves on the Investment Committee of the Rockefeller Family

Fund and is a Board Member of the Fresh Air Fund. Mr. Hawks received his undergraduate degree from Georgetown University and his Masters in Business Administration from The Wharton School at the University of Pennsylvania.

Mr. Hawks was appointed to the Board in 2014 in connection with the Company’s entry into the Series D Agreement and, pursuant to the terms of the Series D Agreement, was appointed as a Class III director immediately prior to the consummation of our IPO in May 2020.

We believe Mr. Hawks’ extensive business experience, including as an investor in and advisor to several companies, qualifies him to serve on our Board.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of our Board are separated. As the Chairman of the Board, Donald L. Hawks III, who is an independent director under NYSE standards, presides over meetings and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. The Board believes the separation of these roles is the appropriate approach for the Company for several reasons, including:

•Allowing us to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance;

•Enabling our Chief Executive Officer to focus on setting the overall strategic direction of the Company, expanding the organization to deliver on our strategy, and overseeing our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing strategic advice to and independent oversight of management;

•Facilitating our succession planning process; and

•Demonstrating our commitment to good corporate governance.

The Board reviews this structure from time to time and will evaluate the proper allocation of the duties and responsibilities of each of the Chief Executive Officer and the Chairperson of the Board whenever considering candidates for these positions in the future.

Director Independence

Our common stock is listed on the NYSE. Under the NYSE’s listing standards, a listed company’s board of directors must be comprised of a majority of independent directors. Pursuant to the listing standards, a director will be considered independent if, in the opinion of the listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The listing standards also require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent.

Members of the audit and compensation committees must also satisfy the additional independence criteria set forth in the both NYSE listing standards and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for directors serving on each of these committees.

Our Board undertakes a review of the independence of each director on at least an annual basis. Based on information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that each of Mr. Hawks, Mr. Devanny, Ms. Devine, Dr. Patel, and Mr. Weldon does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director, and that each of these directors is “independent,” as defined under NYSE listing standards. The Board has also determined that each of Messrs. Weldon and Devanny and Ms. Devine, the members of our Audit Committee, and Ms. Devine and Messrs. Devanny and Hawks, the members of our Compensation Committee, satisfies the independence standards of both the SEC and NYSE with respect to membership on such committees. In evaluating each director’s independence with respect to service on the Board and any of its standing committees, the Board considered each director’s relationship with the Company and its affiliates and all other facts and circumstances the Board deemed relevant, including the beneficial ownership of our capital stock of each director and any institutional stockholder with which he or she is affiliated.

Board’s Role in Risk Oversight

Informed oversight of our risk management policies and procedures is among the key functions of our Board. Specifically, the Board is responsible for fulfilling its oversight responsibilities regarding the Company’s practices with respect to enterprise risk assessment and management, including exposure to any significant non-financial risks. While the Board has not established a separate risk management committee, the Board exercises its oversight of our risk management practices with the assistance of its existing standing committees, each of which addresses risks inherent in its respective area of oversight.

In conjunction with management and our independent auditor, the Audit Committee is responsible for reviewing our exposure to certain financial risks and assessing the policies and procedures, including investment policies, implemented by management to monitor and control our exposure to these risks. The Audit Committee is responsible for monitoring our compliance with legal and regulatory requirements and overseeing the performance of our external audit function.

The Compensation Committee is responsible for evaluating and discussing any risks associated with our compensation policies, plans, and practices that are reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee is responsible for monitoring the effectiveness of our corporate governance practices, including our Corporate Governance Guidelines, and evaluating the duties, functions, and composition of the various standing committees of the Board.

Board Meetings and Committees

The number of directors on our Board is fixed exclusively by the Board. Our Board currently consists of seven directors.

During the 2023 fiscal year, our Board held four (4) meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate sum of all Board meetings and all applicable committee meetings held during the period of his or her service. Under our Corporate Governance Guidelines, directors are expected to devote such time and meet as frequently as the Board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to attend all Board meetings, all meetings of the committees on which they serve, and our annual meeting of stockholders. All of our directors attended our 2022 Annual Meeting.

The Board has established standing committees in connection with the discharge of its responsibilities. These committees are the Audit Committee, Compensation and Talent Development Committee (the “Compensation Committee”), Nominating and Corporate Governance Committee, and Healthcare Oversight Committee. The Board may also establish such other committees as it deems appropriate, in accordance with applicable law and our corporate governance documents. The Audit, Compensation and Talent Development, and Nominating and Corporate Governance Committee charters are available on the corporate governance section of our website, www.selectquote.com. Directors serve on these committees until their resignation or such other time as determined by the Board.

Audit Committee

The members of our Audit Committee are Raymond F. Weldon (Chair), Earl H. Devanny III, and Denise L. Devine. Our Board has determined that Mr. Weldon and Ms. Devine are “audit committee financial experts” within the meaning of applicable SEC rules. Our Audit Committee met eight (8) times during the 2023 fiscal year.

The Audit Committee’s primary responsibilities include, among other things:

•Overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;

•Reviewing the effectiveness of our legal and regulatory compliance programs;

•Overseeing our financial reporting process, including the filing of financial reports;

•Selecting independent auditors, evaluating their independence and performance, and approving their services and fees; and

•Assisting management in overseeing the Company’s information security policies and practices, including our internal controls related to cybersecurity and other information technology risks.

Compensation and Talent Development Committee

The members of our Compensation Committee are Ms. Devine (Chair), Mr. Devanny, and Mr. Hawks, each of whom is a non-employee director who meets applicable NYSE independence standards. Our Compensation Committee met five (5) times during the 2023 fiscal year.

As set forth in its charter, the Compensation Committee’s responsibilities include:

•Ensuring our executive compensation programs support organizational objectives and stockholder interests and emphasize pay-for-performance;

•Evaluating, on a periodic basis, the competitiveness of (1) the Company’s overall compensation plans, and (2) the compensation, including cash retainers and equity compensation, of our non-employee directors;

•Evaluating, approving, and setting performance criteria for the compensation of our chief executive officer and other executive officers;

•Overseeing the implementation and administration of our equity compensation plans;

•Reviewing and assessing, on an annual basis, the adequacy of its charter and recommending any proposed changes for approval by the Board; and

•Annually reviewing its own performance.

In recent years, the scope of the Compensation Committee’s responsibilities has expanded to include providing oversight of human capital initiatives, including policies and practices related to Company culture and employee engagement; diversity, equity, and inclusion; recruiting and retention; and career development, among others, and overseeing succession planning for senior managers and executive officers other than the Chief Executive Officer. In light of these additional responsibilities, the Compensation Committee’s name was changed in 2023 to the “Compensation and Talent Development Committee.”

Pursuant to its charter, the Compensation Committee may delegate any of its authority or responsibilities to individual members of the committee or a subcommittee of the Compensation Committee. The Compensation Committee did not delegate any of its responsibilities during the fiscal year ended June 30, 2023.

The Compensation Committee also has the authority to retain outside compensation consultants for advice. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of any such consultant, and the Company is responsible for providing appropriate funding for payment of reasonable compensation to any such consultant, as determined by the Compensation Committee. In retaining a consultant, the Compensation Committee evaluates its independence by considering the following six factors and any other factors the Compensation Committee deems relevant to the consultant’s independence from management:

•Provision of other services to the Company by the firm that employs the consultant;

•Amount of fees paid by the Company to the firm that employs the consultant, as a percentage of that firm’s total revenue;

•Policies and procedures of the firm that employs the consultant regarding prevention of conflicts of interest;

•Any business or personal relationship between the consultant and any member of the Compensation Committee;

•Ownership by the consultant of the Company’s common stock held in an actively-managed account; and

•Any business or personal relationship between the consultant, or any firm that employs the consultant, and any of the Company’s executive officers.

The Compensation Committee retained Semler Brossy Consulting Group LLC (“Semler Brossy”) as an independent consultant to advise on executive and non-employee director compensation matters for the 2023 fiscal year. Semler Brossy reports directly to our Compensation Committee and does no other work for the Company. As requested, representatives of Semler Brossy attend Compensation Committee meetings, participate in executive sessions, and communicate with Compensation Committee members outside of meetings. The Compensation Committee considered the above six factors and determined that Semler Brossy qualifies as an independent compensation consultant in accordance with applicable SEC and NYSE rules.

For further discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, see “Executive Compensation” and “–Non-Employee Director Compensation,” respectively.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Mr. Hawks (Chair), Ms. Devine, and Dr. Patel. Our Nominating and Corporate Governance Committee met three (3) times during the 2023 fiscal year.

The responsibilities of the Nominating and Corporate Governance Committee include:

•Recommending nominees for our Board and its committees;

•Making recommendations to our Board regarding the size and composition of our Board and its committees;

•Reviewing our Corporate Governance Guidelines and proposed amendments to our bylaws and certificate of incorporation;

•Providing an annual report to the Board regarding CEO succession planning and assisting the Board in evaluating potential successors to the CEO; and

•Reviewing and making recommendations regarding stockholder proposals.

Identifying and Evaluating Director Nominees. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility of identifying, considering and selecting, and recommending for the selection of the Board, candidates who fit the criteria for membership to fill positions on the Board, including any vacancies. The Nominating and Corporate Governance Committee is also responsible for reviewing any candidates nominated by stockholders. The Committee may gather information about candidates through interviews, detailed questionnaires, comprehensive background checks, and any other means the Committee deems appropriate in the evaluation process. After gathering information, the Nominating and Corporate Governance Committee meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and in light of the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for director nominee for the approval of the Board.

Minimum Qualifications. The Nominating and Corporate Governance Committee identifies, evaluates, and recommends candidates for director nominee in accordance with the provisions of its charter. While the Company has no minimum qualifications for director nominees, the charter sets forth certain criteria for the Nominating and Corporate Governance Committee to consider in assessing candidates, including the candidate’s character, integrity, judgment, independence, age, skills, education, expertise, corporate experience, understanding of the Company’s business, and, for current directors eligible for nomination for re-election, length of service to the Company.

As set forth in the charter, the Committee also considers each candidate’s potential contributions to the diversity of our Board. While the Company does not maintain a formal diversity policy, the Board and the Nominating and Corporate Governance Committee believe that considerations of diversity are, and will continue to be, an important factor in assessing the composition of our Board, as varied points of view contribute to a more effective decision-making process. Accordingly, the Nominating and Corporate Governance Committee considers diversity of race, ethnicity, gender, age, cultural background, expertise, and professional experience in making determinations regarding nominations of directors.

To be nominated to the Board, candidates must have a proven history of achievement and competence in their fields, the ability to offer advice and guidance to our management team and make significant contributions to our success, and an understanding of directors’ fiduciary responsibilities to the Company and its stockholders. Nominees must also have, in the judgment of the Committee, sufficient time available to perform all Board and committee responsibilities, including attending and participating in all meetings.

At its discretion, the Committee may also consider any other facts and circumstances it deems necessary or advisable. Once the Committee has completed its review and evaluation of candidates for director nominee, the Committee recommends candidates to the full Board for selection and approval.

Stockholder Recommendations and Nominations to the Board. The Nominating and Corporate Governance Committee will consider director nominee candidates properly recommended by our stockholders. To be considered by the Nominating and Corporate Governance Committee, any such recommendation for nomination must be received by the Committee not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Nominee candidates recommended by stockholders are evaluated in the same manner as nominee candidates recommended by other sources.

All recommendations for director candidates must be submitted in writing to our Secretary at 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211, and must include the following:

•Name and address of the stockholder making the recommendation;

•The class or series and number of shares of the Company’ stock held of record by such stockholder;

•All information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a);

•A completed and signed questionnaire, representation and agreement required by Section 2.9 of our amended and restated bylaws;

•A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership;

•Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the precedent five full years of the individual recommend for consideration as a director nominee;

•A description of all arrangements or understandings between the stockholder and the proposed director nominee;

•The consent of the proposed director nominee (i) to be named in the proxy statement for the annual meeting and (ii) to serve as a director if elected at such annual meeting; and

•Any other information regarding such stockholder and the proposed director nominee that is required to be included in the proxy statement.

Healthcare Oversight Committee

In 2022, we established a fourth standing committee of the Board, named the “Healthcare Oversight Committee.” The Healthcare Oversight Committee was formed to oversee the Company’s Healthcare Advisory Board, a group of external healthcare professionals and industry experts that advises management on matters related to the Company’s healthcare services business. The Healthcare Oversight Committee, which is co-chaired by Mr. Devanny and Dr. Patel, meets from time to time as necessary to carry out its responsibilities.

Executive Sessions

Pursuant to our Corporate Governance Guidelines, which were adopted by the Board in accordance with applicable NYSE listing rules, our non-employee directors meet regularly in scheduled executive sessions without management. Separately, our independent directors meet regularly in scheduled executive sessions without management and our non-independent directors. Mr. Hawks, our independent, non-executive Chairman of the Board, presides at all executive sessions. Our Corporate Governance Guidelines are described more fully below under “–Corporate Governance Guidelines.”

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that address a number of topics, including:

•director independence and qualifications;

•director responsibilities, orientation, and continuing education;

•director compensation;

•director attendance;

•annual Board self-evaluations; and

•director communication and access to management and associates.

Our Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on an annual basis, and the Board will review and act upon any proposed additions or amendments to the Corporate Governance Guidelines as appropriate. In 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, certain amendments to the Corporate Governance Guidelines to clarify the responsibilities of the Board and its respective standing committees with respect to succession planning.

The Corporate Governance Guidelines, as amended, are available online in the “Investor Relations” section of our website, www.selectquote.com. Copies of our Corporate Governance Guidelines may be obtained without charge upon written request to our Secretary at our corporate headquarters.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. The Code of Business Conduct and Ethics addresses several topics, including:

•compliance with laws, including those related to insider trading;

•conflicts of interest;

•confidentiality of Company information;

•gifts and entertainment;

•accuracy of financial reporting and recordkeeping;

•employee health and safety; and

•anti-harassment and anti-discrimination.

The Audit Committee reviews the Code of Business Conduct and Ethics on an annual basis, and the Board will review and act upon any proposed additions or amendments as appropriate. The Code of Business Conduct and Ethics is available online in the “Investor Relations” section of our website, www.selectquote.com, and copies of the code may be obtained without charge upon written request to our Secretary at our corporate headquarters. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics that applies to any of our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law.

In addition to the Code of Business Conduct and Ethics, we also maintain other written policies on specific topics like harassment prevention, related-party transactions, and whistleblowers. Our whistleblower policy establishes procedures for reporting, receiving, and handling complaints related to our auditing, accounting, and financial reporting practices and known or suspected violations of our Code of Business Conduct and Ethics or applicable laws, including U.S. federal securities, anti-fraud, and anti-corruption laws. The policy enables employees to report concerns on a confidential, anonymous basis and protects whistleblowers from harassment, discrimination, and other forms of retaliation, including adverse employment action.

Anti-Hedging, Anti-Short Selling, and Anti-Pledging Policy

Under our Insider Trading and Information Policy, our directors, executive officers, including our named executive officers, and certain other employees are prohibited from: (i) purchasing financial instruments that are designed to hedge the Company’s securities or offset any fluctuations in the market value of the Company’s common stock; (ii) purchasing shares of the Company’s common stock on margin; (iii) short-selling shares of the Company’s common stock; and (iv) pledging, whether directly or indirectly, shares of the Company’s common stock as collateral for a loan, subject to certain narrow exceptions for specific transactions under Company benefit plans or pursuant to a pre-arranged trading plan that has been pre-cleared by our General Counsel. Individual exceptions to the prohibition on pledging of shares of the Company’s common stock as collateral for a loan may be made under certain circumstances on a case-by-case basis upon pre-approval from our General Counsel.

Stockholder Engagement

We routinely engage with our largest institutional stockholders after each quarterly earnings call and material news announcement. We view these conversations, which typically include our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and President, in addition to our head of Investor Relations, as opportunities for management to receive valuable insight into our stockholders’ priorities and perspectives throughout the year.

In 2022, we launched our stockholder engagement program to solicit input from our largest stockholders regarding our executive compensation practices, corporate governance matters, and other topics that may be addressed each year at our annual meeting of stockholders. These efforts are led by members of our Legal and Investor Relations teams, with the involvement of our non-executive Board Chair as appropriate. For our 2023 program, we focused our outreach efforts on holders of at least 0.5% of our outstanding common stock and certain other institutional stockholders who provided specific feedback in response to the proposals included in our 2022 proxy statement. In total, we reached out to 18 of our largest institutional stockholders, collectively representing more than half of our total shares of common stock outstanding.

Stockholder Communications

The Board provides every stockholder the ability to communicate with the Board and individual directors through an established process for stockholder communication. Stockholders and other interested persons may communicate with the Board or individual directors by submitting written correspondences to the Company’s headquarters at 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211, Attn: Secretary. The Secretary may facilitate or direct such communications with the Board or individual directors by reviewing, sorting, and summarizing such communications. All such communications will be referred to the Board or individual directors for consideration unless the Board instructs the Secretary otherwise.

Non-Employee Director Compensation

Our non-employee director compensation program aims to provide fair and competitive compensation to our non-employee directors for their service to the Company. In addition to the cash retainers and equity compensation described below, the Company also reimburses our directors for all reasonable out-of-pocket expenses incurred in attending any meeting of the Board or any committee thereof; however, we do not pay separate fees to our directors for attending individual meetings, which is an expected part of Board service.

Cash Retainers

Each of our non-employee directors receives an annual cash retainer from the Company for his or her service on the Board and any of its committees. Additional annual retainers are paid to our non-executive chairperson and committee chairs in recognition of their additional service to the Company. Effective as of July 1, 2022, the Compensation Committee approved an increase to the annual cash retainer paid to non-employee directors for their Board service to better align the cash compensation of our non-employee directors with market levels. In addition, in recognition of the substantial time commitment required for committee service, the Compensation Committee voted to introduce an additional annual cash retainer for service on each of the Board’s standing committees. In increasing the competitiveness of our non-employee director compensation program, we believe these changes will both support continuity on our Board and its committees and assist the Company in recruiting new directors as necessary in the future.

The amounts of the cash retainers, which are reviewed and set annually by the Compensation Committee, are set forth in the table below. Annual retainers are prorated for service constituting less than a full fiscal year.

Annual Retainer for Board Membership
Annual Board service	$50,000
Annual service as non-executive chairperson	$22,500

Additional Annual Retainer for Committee Membership
Annual Audit Committee service	$10,000
Annual Compensation Committee service	$5,000
Annual Nominating and Corporate Governance Committee service	$5,000
Annual Healthcare Oversight Committee service	$5,000

Additional Annual Retainer for Committee Chairs

Annual service as chair of the Audit Committee	$17,500
Annual service as chair of the Compensation Committee	$12,500
Annual service as chair of the Nominating and Corporate Governance Committee	$7,500
Annual service as chair of the Healthcare Oversight Committee	$15,000

Equity Compensation

Initial Equity Grant. Upon his or her initial election to the Board, each non-employee director is awarded an initial, one-time grant of restricted stock units, each with respect to one share of the Company’s common stock, with a target value of $130,000 (an “Initial Equity Grant”). Initial Equity Grants vest ratably in three equal installments on each of the first three anniversaries of the grant date, subject to the award recipient's continued service as a director at the applicable vesting date. No Initial Equity Grants were awarded in the 2023 fiscal year, as all directors were initially elected to the Board in prior fiscal years.

RSU Retainers. At the discretion of the Compensation Committee, non-employee directors also receive an annual grant of restricted stock units on the date of our annual meeting of stockholders for the applicable fiscal year. The number of RSUs granted to each non-employee director is calculated by dividing the target grant amount, $130,000, by the closing price of our common stock on the grant date, rounded to the nearest whole share. The RSUs vest on the date of the annual meeting of stockholders for the following fiscal year, subject to the award recipient's continued service as a director. We anticipate that each of our non-employee directors, excluding any director nominee who is not re-elected by the Company’s stockholders, will receive an award of restricted stock units at the 2023 Annual Meeting.

Non-Employee Director Compensation Table

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors for the fiscal year ended June 30, 2023. All equity awards were granted pursuant to our 2020 Omnibus Incentive Plan (the “2020 Plan”). Directors who are also employees of the Company receive no additional compensation for their service as directors. As both our Chief Executive Officer and a member of our Board, Mr. Danker received no additional compensation for his services as a director. Please see “Executive Compensation” for details about Mr. Danker’s compensation for the fiscal year ended June 30, 2023.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Donald L. Hawks III	$95,000(3)	$156,000	$251,000
William Grant II	$50,000	$156,000	$206,000
Earl H. Devanny III	$85,000(4)	$156,000	$241,000
Denise L. Devine	$87,500(5)	$156,000	$243,500
Dr. Kavita K. Patel	$75,000(6)	$156,000	$231,000
Raymond F. Weldon	$77,500(7)	$156,000	$233,500

(1)
All amounts in this column include a $50,000 cash retainer for the director’s service as a non-employee director during the 2023 fiscal year. Additional amounts included in this column are identified in subsequent footnotes accompanying this table.

(2)
Amounts shown do not reflect compensation actually received. Amounts reflect the grant date fair value of the 203,125 restricted stock units granted to each of our non-employee directors on November 15, 2022, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Our accounting policies regarding share-based compensation plans and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023. As of June 30, 2023, each of our non-employee directors had a total of 203,125 unvested restricted stock units outstanding. As of June 30, 2023, Dr. Patel had a total of 23,596 options outstanding, and each of Mr. Devanny and Ms. Devine had a total of 25,000 options outstanding. Mr. Grant, Mr. Hawks, and Mr. Weldon each had no outstanding options as of the end of the 2023 fiscal year.

(3)
Amount also includes a $22,500 cash retainer for Mr. Hawks’ service as Chairman of the Board, a $5,000 cash retainer for his service as a member of the Compensation Committee, a $5,000 cash retainer for his service as a member of the Nominating and Corporate Governance Committee, a $5,000 cash retainer for his service on the Healthcare Oversight Committee, and a $7,500 cash retainer for his service as Chair of the Nominating and Corporate Governance Committee.

(4)
Amount also includes a $10,000 cash retainer for Mr. Devanny’s service as a member of the Audit Committee, a $5,000 cash retainer for his service as a member of the Compensation Committee, a $5,000 cash retainer for his service as a member of the Healthcare Oversight Committee, and a $15,000 cash retainer for his service as Co-Chair of the Healthcare Oversight Committee..

(5)
Amount also includes a $10,000 cash retainer for Ms.. Devine’s service a a member of the Audit Committee, a $5,000 cash retainer for her service as a member of the Compensation Committee, a $12,500 cash retainer for his service as Chair of the Compensation Committee, a $5,000 cash retainer for her service as a member of the Nominating and Corporate Governance Committee, and a $5,000 cash retainer for her service as a member of the Healthcare Oversight Committee.

(6)
Amount also includes a $5,000 cash retainer for Dr. Patel’s service as a member of the Nominating and Corporate Governance Committee, a $5,000 cash retainer for her service as a member of the Healthcare Oversight Committee, and a $15,000 cash retainer for her service as Co-Chair of the Healthcare Oversight Committee.

(7)	Amount also includes a $10,000 cash retainer for Mr. Weldon’s service as a member of the Audit Committee and a $17,500 cash retainer for his service as Chair of the Audit Committee.
Stock Ownership Guidelines for Non-Employee Directors

The Board has adopted stock ownership guidelines to further align the interests of our directors with that of our stockholders in creating long-term value for the Company. Under the guidelines, each of our non-employee directors is expected to own shares of our common stock having an aggregate value equal to at least five times the amount of the annual cash retainer paid to him or her for Board service (not including any additional retainers for service as Chairman of the Board or Chair of one of our standing committees). Mr. Danker, our Chief Executive Officer, is expected to hold shares of our common stock having an aggregate value equal to at least five times his annual base salary. While directors are not required to satisfy the ownership guidelines by a specific date, each non-employee director must retain 100% of all vested shares, net of taxes, received under any Company equity compensation plan until he or she has attained the required level of stock ownership. Once the Board has determined that a director has met the required level of stock ownership, declines in the market value of the shares held by the director following the Board’s determination will not change its determination. As of the Record Date, the Board has determined that all directors have attained the requisite level of stock ownership.

Compensation Committee Interlocks and Insider Participation

During the most recent fiscal year, none of our executive officers served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or a committee of our Board, and none of the Compensation Committee members served as on officer of employee of the Company or a subsidiary of the Company.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of June 30, 2023. The ages shown are current as of October 4, 2023.

Name	Age	Position(s)
Timothy R. Danker	50	Chief Executive Officer; Director
Daniel A. Boulware	47	General Counsel and Secretary
Ryan M. Clement	42	Chief Financial Officer
Stephanie Fisher	46	Chief Accounting Officer
Robert Grant	39	President
William Grant III	48	Chief Operating Officer
Matthew S. Gunter	50	Chief Experience Officer
Floyd O. May III	47	Chief Information Officer
Ryan Souan	49	Executive Vice President, Life and Auto & Home Divisions

Executive Officers

Please see “Proposal 1: Election of Directors” above for Mr. Danker’s biography.

Daniel A. Boulware has served as the Company’s General Counsel and Secretary since October 2019. Prior to joining the Company, Mr. Boulware was the Vice President and General Counsel for SS&C Health, the healthcare segment of SS&C Technologies Holdings, Inc., a public company providing technology to the financial services industry and pharmacy benefit management, medical claims processing, data analytics, and associated technology to the healthcare industry. Mr. Boulware began his career in 2002 as an Associate at Polsinelli PC, where he was made Shareholder in 2012. Mr. Boulware earned his undergraduate degree, Juris Doctor degree and Master of Business Administration from the University of Kansas.

Ryan M. Clement has served as the Company’s Chief Financial Officer since February 2023. Mr. Clement joined the Company in January 2022 as the Senior Vice President of Financial Planning & Analysis and was appointed Interim Chief Financial Officer in June 2022. Before joining the Company, Mr. Clement was the Chief Financial Officer of Sifted, LLC (formerly VeriShip), a private SaaS-based software technology firm, from 2019 to 2022. From 2012 to 2016, Mr. Clement was Vice President of Finance at The Mutual Fund Store, where he was responsible for financial planning and analysis and played a central role in M&A. Following the sale of The Mutual Fund Store in 2016 to Financial Engines, Inc., a publicly-traded independent registered investment adviser, Mr. Clement served as Vice President of Distribution Strategy at Financial Engines and later oversaw its integration with Edelman Financial Services as Head of Integration following the entities’ merger in 2018. Mr. Clement holds an MBA and a dual B.S. in Real Estate and Finance & Banking from the University of Missouri.

Stephanie Fisher has served as the Company’s Chief Accounting Officer since August 2020. Prior to joining the Company, Ms. Fisher was the Chief Financial Officer of YRC Worldwide, Inc. (NASDAQ: YELL) (now Yellow Corporation), a North American less-than-truckload transportation company, where she led a strategic transformation of the company’s finance and operations functions. Before her appointment as Chief Financial Officer in 2017, Ms. Fisher spent over a decade in various senior-level accounting positions at YRC, including Vice President & Controller and Director of Financial Reporting. Ms. Fisher began her career in the Assurance practice of Ernst & Young LLP after earning her B.S. in Business Administration and Master of Accountancy from Kansas State University.

Robert Grant has served as the President of the Company since October 2021. Mr. Grant previously served as the President of the Company’s Senior Division from 2019 to 2021; the Company’s Chief Revenue Officer from 2017 to 2019; the Senior Vice President of Sales of the Company’s Life Division from 2016 to 2017; and as the Director of Sales and Operations for the Company’s Senior Division from 2013 to 2016. Mr. Grant received his undergraduate degree from the University of Kansas. Mr. Grant is the son of William Grant II, a member of the Company’s Board and the former President of the Company, and the brother of William Grant III, the Company’s Chief Operating Officer.

William Grant III has served as the Company’s Chief Operating Officer since 2019. Mr. Grant previously served as the Company’s Chief Marketing Officer and President of the Company’s Senior Division from 2017 to 2019 and as the Senior Vice President of Marketing for the Company’s Senior Division from 2012 to 2017. Mr. Grant received his undergraduate degree from the University of Kansas. Mr. Grant is the son of William Grant II, a member of the Company’s Board and the former President of the Company, and the brother of Robert Grant, the Company’s President.

Matthew S. Gunter has served as the Company’s Chief Experience Officer since July 2022. He previously served as the Company’s Chief Communications Officer from May 2020 to July 2022 and President of the Company’s Auto & Home Division from 2016 to May 2020. Prior to joining the Company, Mr. Gunter served as the Vice President of National Retail Channels for Sprint Corporation from 2013 to 2016 and in a variety of leadership roles within the Finance and Marketing organizations at Sprint Corporation from 2003 to 2013. Earlier in his career, Mr. Gunter worked as a management consultant at Bain & Company and Arthur Andersen LLP. Mr. Gunter earned his Bachelor of Business Administration from the University of Notre Dame and his Master of Business Administration from the Kellogg School of Management at Northwestern University.

Floyd O. May III has served as the Company’s Chief Information Officer since 2019. Prior to joining the Company, Mr. May served as the Director of Operations for the United States Office of Public and Indian Housing from 2018 to 2019. From 2013 to 2018, Mr. May served as a Business Program Manager for the United States Department of Housing and Urban Development, where he served in a variety of other operational leadership roles from 2006 to 2013. Mr. May earned his undergraduate degree in Business Administration from the Howard University School of Business, from which he graduated with honors.

Ryan Souan is Executive Vice President of the Company’s Auto & Home and Life Divisions. Mr. Souan was appointed EVP of the Auto & Home Division in January 2021 and was made EVP of the Company’s Term Life and LHA teams in November 2021 and May 2022, respectively. Prior to his current role, Mr. Souan served as the Company’s Executive Vice President of Marketing beginning in July 2020; the Senior Vice President of Marketing from April 2020 to July 2020; and the Vice President of Marketing from 2017 to April 2020. Prior to joining the Company, Mr. Souan held a variety of marketing roles, beginning in 2006, at Sprint Corporation, where he was most recently the Director of Customer Acquisition. Mr. Souan earned his Bachelor of Business Administration from Baylor University and his Master of Business Administration from the Kellogg School of Management at Northwestern University.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has engaged Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ended June 30, 2024, and we are asking you and other stockholders to ratify this appointment. Deloitte served as our independent registered public accounting firm during the fiscal year ended June 30, 2023.

Although ratification of the appointment of Deloitte is not required by our amended and restated bylaws or otherwise, our Board is submitting the appointment of Deloitte to stockholders for ratification as a matter of good corporate governance. A majority vote of the shares present in person or represented by proxy and entitled to vote is required in order to ratify the appointment of Deloitte. In the event that our stockholders do not ratify this appointment of Deloitte, our Audit Committee will reconsider whether to retain Deloitte. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and its stockholders.

We expect that a representative of Deloitte will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which our Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the Audit Committee also considers whether the categories of pre-approved services are consistent with SEC and Public Company Accounting Oversight Board (“PCAOB”) rules on accountant independence. The Audit Committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our IPO.

Audit Fees

The following table sets forth the fees billed or to be billed by Deloitte and its affiliates for professional services rendered with respect to the fiscal years ended June 30, 2023 and 2022. All of these services were approved by the Audit Committee.

Fee Category	2023 Fiscal Year	2022 Fiscal Year
Audit Fees (1)	$2,992,646	$2,520,400
Audit-Related Fees (2)	—	38,430
Tax Fees (3)	26,968	146,432
All Other Fees (4)	—	—
Total Fees	$3,019,614	$2,705,262

(1) Audit Fees consist of fees for professional services rendered for the audits of the annual consolidated financial statements and reviews of the interim condensed consolidated financial statements included in quarterly reports. Audit fees also include services provided in connection with the audit report on the effectiveness of internal control over financial reporting and other attest services; services related to filings with the SEC, including assistance with and review of documents filed with the SEC; and accounting research in support of the audit.
(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of consolidated financial statements of the Company and are not reported under “Audit Fees.” These services include consultation concerning financial accounting and reporting standards and acquisitions.
(3) Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.
(4) All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

The Board recommends you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2024.

Audit Committee Report

The Audit Committee is a standing committee of the Board comprised solely of independent directors, as required under NYSE listing standards and applicable SEC rules and regulations. The Audit Committee operates under a written charter, which has been approved by our Board and is available in the Corporate Governance section of our website, www.selectquote.com. The Audit Committee’s composition and responsibilities and the qualifications of its members as reflected in its charter, are intended to comply with applicable corporate audit committee requirements. The Audit Committee reviews and assesses its performance and the adequacy of its charter on an annual basis.

It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with U.S. generally accepted accounting principles and applicable laws, rules and regulations. Management is responsible for the Company’s financial statements, including the estimates and judgments on which they are based, and the Company’s internal controls, accounting policies, and the financial reporting process. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, in accordance with its charter. The independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with applicable PCAOB standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the Audit Committee has:

1.reviewed and discussed the audited financial statements with management and Deloitte;
2.discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as supplemented or amended, and as adopted by the PCAOB;

3.received from Deloitte the written disclosures and the letter required by the applicable rules of the PCAOB; and
4.discussed Deloitte’s independence with Deloitte.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for filing with the SEC.

THE AUDIT COMMITTEE

Raymond F. Weldon, Chair
Earl H. Devanny III
Denise L. Devine

EXECUTIVE COMPENSATION

This section presents certain information regarding the compensation of our executive officers, including a detailed discussion of the compensation of our named executive officers as required under Item 402 of Regulation S-K. While we have elected to take advantage of certain scaled executive compensation disclosure requirements available to smaller reporting companies, we have also included certain additional information that may be relevant to an understanding of the compensation of our named executive officers for the 2023 fiscal year. Our named executive officers for the 2023 fiscal year were:

Name	Title
Timothy R. Danker	Chief Executive Officer
Robert Grant	President
William Grant III	Chief Operating Officer

Compensation Philosophy

We believe that the central purpose of our executive compensation program should be to aid the Company in creating sustained, long-term value for our stockholders by attracting and retaining qualified, high-performing executives to lead the pursuit of our corporate and business objectives. In support of this purpose, we strive to provide compensation packages that are market competitive, reward achievement of our business objectives, and align executive and stockholder interests through equity ownership in the Company.

Specifically, our executive compensation program is designed to:

•Attract, motivate, and retain critical, high-performing executives;

•Deliver compensation to all executives that is informed by market competitive pay;

•Align executives’ incentives with both the short-term and long-term interest of our stockholders;

•Ensure a substantial portion of each executive’s total compensation is “at-risk” and dependent on the Company’s performance;

•Ensure actual payouts are reflective of our financial performance and align with strategic business goals that enhance stockholder value; and

•Consider aggregate pay levels in total for our named executive officers, with an emphasis on internal equity and consistency.

In support of these goals, our executive compensation program incorporates corporate governance best practices, including the following principles:

•    A significant portion of the total compensation of our executive officers is provided in the form of performance-based incentives, tied to defined performance goals, with both short-term and long-term components, that are established and reviewed annually.

•Aggregate total compensation paid to our executives is competitive with market pay levels for similar positions.

•    Our executive employment agreements do not provide for automatic salary increases or guaranteed incentive payments. The Compensation Committee reviews the terms of the employment agreements periodically to determine whether the terms of the agreements continue to further our goals.

•The Compensation Committee has full discretion to retain an outside compensation consultant to perform services that assist the committee in making its compensation decisions, and the committee assesses the independence of potential consultants before making retention decisions.

•The cash severance arrangements and accelerated vesting of equity provided to our executives are “double-trigger,” requiring a termination event following a change in control before any cash severance payments or accelerated vesting are triggered.

•We do not provide excise tax “gross-up” payments in the event of a change in control.

•The Compensation Committee considers, in making its compensation decisions, whether our compensation arrangements, or components of them, create risks that are reasonably likely to have a material adverse effect on the Company.

•Executive officers are subject to robust stock ownership requirements of 5x base salary for our Chief Executive Officer and 3x base salary for each other named executive officer.

•All employees and directors are prohibited from purchasing shares of our common stock on margin; short selling our common stock; pledging, whether directly or indirectly, shares of our common stock as collateral for a loan; and engaging in transactions designed to hedge our common stock, subject to certain exceptions. See “Corporate Governance—Anti-Hedging, Anti-Short Selling, and Anti-Pledging Policy” above.

While we believe the goals and principles underlying our compensation philosophy are critical to any successful executive compensation program and will continue to inform our process and decision-making regarding the compensation of our executives, we will continue to evaluate our compensation philosophy on an ongoing basis to ensure our compensation programs evolve according to market conditions and the goals of the Company.

Our Compensation Setting Process

Our compensation setting process is a collaborative effort among our Compensation Committee, management, and our outside compensation consultant. The Compensation Committee meets periodically throughout the year with our compensation consultant and certain members of Company management to review compensation related feedback from stockholders and proxy advisors, discuss regulatory updates and trends, identify compensation objectives based on key organizational priorities, and consider any other matters that may affect the Company’s executive compensation program for the upcoming year. Discussions regarding the design of the upcoming year’s compensation program take place throughout the second half of the fiscal year, with the final structure and components, including specific compensation amounts for executive officers, being approved at the end of the fiscal year or beginning of the subsequent fiscal year. The role of each of the participants in this process is outlined below.

Role of the Compensation Committee. Our Compensation Committee is responsible for the design, implementation, and approval of our executive compensation program. Specifically, the Compensation Committee is responsible for:

•Overseeing all aspects of our executive compensation programs, including annual base salary; annual incentive bonus (including the specific goals and amounts); equity compensation; employment agreements, severance arrangements, and change in control agreements/provisions; signing bonuses and payment of relocation costs; and any other forms of compensation and benefits for the chief executive officer and other executive officers of the Company;

•Reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and the other executive officers of the Company;

•Acting as administrator of the Company’s equity compensation plans pursuant to which the equity and annual cash incentive awards that form the majority of our executive compensation program are made;

•Approving the grant of restricted stock units, options to purchase the Company’s common stock, and other equity grants pursuant to the Company’s equity compensation plans, and amending such restricted stock units, options, and other equity grants as needed;

•Making recommendations to the Board regarding amendments to the equity compensation plans, and changes in the number of shares reserved for issuance thereunder;

•Evaluating, on a periodic basis, the competitiveness of the compensation of the chief executive officer and other executive officers of the Company;

•Reviewing market trends and changes in competitive compensation practices and, based on this assessment, adjusting our executive compensation program and recommending changes to the remuneration of members of our Board;

•Retaining any outside executive compensation advisors, including compensation consultants, legal counsel, accounting and other advisors, to assist in the creation of our compensation plans and arrangements and related policies and practices; and

•Evaluating the independence of any such compensation consultant in accordance with Item 407(e)(3)(iv) of Regulation S-K.

Role of the Compensation Consultant. The Compensation Committee is assisted in fulfilling certain of the above responsibilities by its independent compensation consultant. The Compensation Committee continued to engage Semler Brossy during the 2023 fiscal year to assess the competitiveness of our executive compensation programs and practices in order to assist the Compensation Committee in making compensation decisions for our named executive officers for the 2023 fiscal year. During the 2023 fiscal year, Semler Brossy provided the following services as requested by the Compensation Committee:

•Assisted in the development of the compensation peer group used to understand market competitive compensation practices;

•Reviewed and assessed our compensation practices and the cash and equity compensation levels of our non-employee directors and executive officers, including our named executive officers;

•Reviewed and assessed our current compensation programs to determine any changes that may need to be implemented to remain competitive with the market and conducted an equity burn rate and overhang analysis;

•Reviewed and assessed our current severance and change in control benefits against peer practices; and

•Advised on trends and regulatory developments relating to executive compensation and collaborated on the risk assessment relating to incentive compensation; and

•Provided input on the design of our incentive plans.

Role of Management. The Compensation Committee and its outside advisors also work closely with Mr. Danker, our Chief Executive Officer, to determine the compensation of our named executive officers, each of whom reports directly to the Chief Executive Officer. Our Chief Executive Officer does not participate in our Compensation Committee’s deliberations or decisions about his own compensation.

Our Chief Executive Officer reviews the performance of the other named executive officers for the prior year and shares those evaluations with, and makes recommendations to, the Compensation Committee. These recommendations concern each pay element for each of our named executive officers, other than himself, based on the Company’s performance, market pay levels for comparable roles, the individual’s contribution to Company performance, and the individual’s performance against various goals and responsibilities.

The Compensation Committee considers our Chief Executive Officer’s recommendations and consults our independent advisors when making decisions on the compensation of the other named executive officers. In all cases, the final decisions on compensation of our named executive officers are determined on an aggregate basis and made by the Compensation Committee, subject to ratification by the Board. None of our named executive officers participates in the determination of the amounts or elements of his own compensation.

The Compensation Committee, in consultation with our independent advisors, determines and approves changes in the Chief Executive Officer’s compensation based on its review of his individual performance and our performance as a whole.

The Compensation Committee ultimately determined the compensation of the named executive officers on an aggregate basis based on consideration of internal equity across the named executive officers given their parity in criticality and subsequently set the compensation of our named executive officers to reflect the aggregate approach.

Summary Compensation Table

The information below sets forth the “total compensation” earned by our named executive officers for the years ended June 30, 2023 and 2022, respectively.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Timothy R. Danker	2023	$525,000	$256	$1,573,042(2)	$—	$542,490	$8,839	$2,649,627
Chief Executive Officer	2022	$525,000	$256	$1,605,418(3)	$1,001,845	$—	$21,824	$3,154,343
Robert Grant	2023	$450,000	$358	$1,507,496(2)	$—	$464,991	$8,975	$2,431,820
President	2022	$450,000	$358	$1,538,525(3)	$960,101	$84,438	$29,616	$3,063,038
William Grant III	2023	$415,000	$259	$1,310,867(2)	$—	$428,825	$7,732	$2,162,683
Chief Operating Officer	2022	$415,000	$259	$1,337,848(3)	$834,871	$77,813	$26,539	$2,692,330

(1)	Represents annual holiday bonus paid to all employees based solely on the length of their employment with the Company.
(2)
Represents the grant-date fair value, computed in accordance with FASB ASC Topic 718, of awards of time-based restricted stock units (RSUs) and price-vested restricted stock units (PVUs) made pursuant to the 2020 Plan. Our accounting policies regarding share-based compensation plans, and the assumptions used to compute the fair value of our equity awards, are set forth in Notes 1 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023. The grant-date fair value of the PVU awards was calculated assuming all applicable price hurdles are satisfied during the five-year measuring period.

(3)
Represents the grant-date fair value, computed in accordance with FASB ASC Topic 718, of awards of time-based and performance-based restricted stock units made pursuant to the 2020 Plan. Our accounting policies regarding share-based compensation plans, and the assumptions used to compute the fair value of our equity awards, are set forth in Notes 1 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023. The grant-date fair value of the PSU awards was calculated assuming the applicable performance goals are achieved at target levels.

(4)	Represents the grant-date fair value, computed in accordance with FASB ASC Topic 718, of option awards made pursuant to the 2020 Plan. Our accounting policies regarding share-based compensation plans and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023. No options were awarded during the 2023 fiscal year.
(5)	Represents cash incentive compensation amounts earned by each of our named executive officers pursuant to our annual incentive plan. For information on how amounts were determined, see “Narrative Disclosure to Summary Compensation Table—Annual cash bonus.”
(6)
Amounts shown in this column include group term life insurance imputed interest, 401(k) Company match and profit sharing contributions, Company contributions to HSA plan, spousal airfare for Company trips, and a remote-work stipend paid to all employees in connection with the COVID-19 pandemic.

Narrative Discussion to Summary Compensation Table

The compensation of our executive officers is driven by Company performance, with incentive compensation tied to financial performance and stockholder returns. Consistent with this approach, the majority of the target compensation of our executive officers for the 2023 fiscal year was comprised of long-term equity incentives and a short-term cash incentive opportunity tied to the Company’s performance against certain financial metrics. These amounts, in addition to others included in the above table, are discussed below.

Base salary. Base salaries, which are set annually by the Compensation Committee and approved by the Board, are provided to our named executive officers to compensation them in cash at a fixed amount of services provided on a day-to-day basis during the fiscal year. In determining base salary amounts for our named executive officers for the 2023 fiscal year, the Compensation Committee considered the scope of each executive’s responsibilities, market compensation data for their respective roles, internal pay equity, and individual and Company performance during the 2022 fiscal year. Base salaries for our named executive officers for the 2023 fiscal year are set forth in the “Salary” column of the Summary Compensation Table.

Annual cash bonus. Annual cash bonuses for our named executive officers and other executives are determined under our annual incentive plan. The annual incentive plan is an “at-risk” bonus compensation program designed to reinforce a performance-oriented culture that aligns individual performance with our financial and business objectives. The annual incentive plan provides guidelines for the calculation of annual non-equity, incentive-based compensation that is subject to the Compensation Committee’s oversight and modification.

The Compensation Committee sets target annual incentive amounts for our named executive officers as a percentage of base salary. The total annual incentive opportunity for each named executive officer is comprised of two separate components, one tied to Company performance for the fiscal year (the “company component”), and the other to the executive officer’s individual performance during the fiscal year (the “individual component”). For the 2023 fiscal year, the company component represented 75% of each named executive officer’s target annual incentive amount, with the remaining 25% represented by the individual component. Target amounts for each named executive officer for the 2023 fiscal year are set forth in the following table:

Named Executive Officer	Target Incentive Compensation ($)			Percentage of Base Salary (%)
	Company Component (75%)	Individual Component (25%)	Total (100%)
Timothy R. Danker	$295,312	$98,438	$393,750	75%
Robert Grant	$253,312	$84,438	$337,500	75%
William Grant III	$233,437	$77,813	$311,250	75%

Payouts for our named executive officers under each component were determined as follows:

Company component. Cash bonus amounts earned by our named executive officers under the company component were determined by measuring the Company’s fiscal year performance against certain predetermined performance metrics. These metrics are established at the beginning of each fiscal year by the Compensation Committee and are designed to align annual incentive bonuses with the Company’s key financial objectives for the upcoming year. For the 2023 fiscal year, performance was measured against revenue and Cash EBITDA targets for the Company on a consolidated basis, with revenue weighted 30% and Cash EBITDA weighted 70%. Cash EBITDA targets were established based on our initial Adjusted EBITDA guidance determined at the beginning of the fiscal year. Specific revenue and Cash EBITDA targets for the purposes of our 2023 annual incentive plan, and our performance against these targets, are set forth in the following table:

	Revenue			Cash EBITDA(3)
	Target(1)	Actual(1)	% of Target(2)	Target(1)	Actual(1)	% of Target(2)
Consolidated Results	$1,023,314	$1,002,848	98%	$3,036	$72,444	>110%

(1)	Numbers shown in thousands.
(2)	Percentages are rounded to the nearest whole number.
(3)	Cash EBITDA is a non-GAAP financial measure. For a discussion of management’s use of Cash EBITDA and a reconciliation of Cash EBITDA to its most directly comparable GAAP measure, net income, see Appendix A to this Proxy Statement.

Payout levels under each metric were determined according to the following scale, with payouts increasing by 2.5% for every additional percentage of performance metric achieved between 80% and 100%, and by 5% for every additional percentage of performance metric achieved between 100% and 110%.

	Percentage of Performance Metric Achieved (%)	Payout Percentage (%)
Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Maximum	110%	150%*

*	The maximum payout percentage was subject to an increase to 200% in the event that both performance metrics were achieved at at least 100%.

Individual component. Amounts awarded to our named executive officers pursuant to the individual component of our annual incentive plan are based on each executive’s individual achievements and contributions to the Company throughout the fiscal year. Payouts are determined as a percentage of the target individual component amount for each named executive officer. Percentages are determined by the Compensation Committee, in the case of our Chief Executive Officer,by our Chief Executive Officer with the approval of the Compensation Committee in the case of our other named executive officers. The percentage of target amount awarded to each of our named executive officers for the 2023 fiscal year was determined based on achievement against certain individual performance objectives established at the beginning of the fiscal year. In evaluating the performance of our named executive officers against their individual performance objectives, which were designed to support the Company’s key operational and financial priorities for the fiscal year, our Chief Executive Officer and Compensation Committee considered the following accomplishments, among others:

•We generated over $1 billion of annual revenue and $74 million of Adjusted EBITDA,** outperforming our initial Adjusted EBITDA guide by nearly $80 million;

•We exceeded internal and external expectations for revenue and Adjusted EBITDA** in all four fiscal quarters;

•We achieved meaningful improvement across key operating metrics in our Senior division, including a 27% year-over-year decrease in operating expense per policy, a 34% year-over-year decrease in marketing expense per policy, and a 24% year-over-year increase in approval rates;

•Driven by SelectRx, which generated nearly $240 million in annual revenue and exited the year with over 49,000 members, our Healthcare Services division achieved positive Adjusted EBITDA** for the fiscal year;

•Our Life division generated over $23 million in Adjusted EBITDA**; and

•We continued to expand the range of services offered through our distribution platform by partnering with our Healthcare Advisory Board to identify and establish relationships with value based care providers and other service providers committed to improving health outcomes for seniors.

Based on these achievements and others, Messrs. Robert Grant and William Grant III were each awarded 150% of their target individual component amounts for the 2023 fiscal year. In recognition of his extraordinary leadership in driving the Company’s fiscal year performance, Mr. Danker was also awarded 150% of his target individual component amount for the 2023 fiscal year.

**Adjusted EBITDA is a non-GAAP financial measure. For information regarding our use of Adjusted EBITDA, and a reconciliation of the differences between Adjusted EBITDA and its most directly comparable GAAP financial measure, net income, see Appendix A to this Proxy Statement.

2023 Fiscal Year Payouts. In accordance with the methodology described above, annual incentive plan payouts in the amounts shown in the table below were made to our named executive officers in September 2023, following our year-end earnings release. All dollar amounts and percentages are rounded to the nearest whole number.

Named Executive Officer	Company Performance (75%)		Individual Performance (25%)		Aggregate (100%)
	Payout ($)	Payout (% of Target Amount)	Payout ($)	Payout (% of Target Amount)	FY 2023 Annual Incentive Payout ($)	FY 2023 Annual Incentive Payout (% of Total Target Bonus)
Timothy R. Danker	$394,833	133%	$147,657	150%	$542,490	138%
Robert Grant	$338,428	133%	$126,563	150%	$464,991	138%
William Grant III	$312,106	133%	$116,719	150%	$428,825	138%

Equity Awards. Equity compensation makes up the largest portion of pay for our named executive officers. Annual long-term incentive awards are granted at the beginning of each fiscal year to align the interests of our named executive officers to the long-term interests of our stockholders and incentivize our named executive officers to maximize long-term shareholder value throughout the fiscal year. All equity awards are granted pursuant to the 2020 Plan.

Both the target dollar value of each named executive officer’s long-term equity incentive award and the form of equity grants awarded to named executive officers are determined by the Compensation Committee. In determining the target dollar value of the annual equity grants for our named executive officers, the Compensation Committee considers a variety of factors, including, without limitation, each executive’s role and responsibilities, unique skills, future potential with the Company, internal pay equity, and equity compensation amounts paid to executives by peer companies. The Compensation Committee seeks to remain market competitive when determining the size of a grant but does not target a specific percentile of the market.

The principal objective of our long-term equity incentive plan for the 2023 fiscal year was to provide appropriate retention and motivation value to recipients while managing stockholder dilution in light of the trajectory of our stock price over the preceding months. To balance these priorities, participants in our 2023 equity incentive program, including our named executive officers, received annual equity awards in the form of restricted stock units (RSUs) and price-vested units (PVUs). To minimize dilution, no options were awarded for the 2023 fiscal year.

Restricted stock units. Our 2023 equity incentive plan was designed to provide approximately one-third of the total target value of the grants awarded to each of our named executive officers in the form restrictive stock units (RSUs), each of which represents the right to receive one share of our common stock at a future date. The primary purpose of these awards was to award individual performance and serve as a retention mechanism.

The number of RSUs granted to each of our named executive officers was determined by dividing the target value of the RSU award by the average closing price of the Company’s common stock for the sixty (60) day period ending on the date immediately prior to the grant date. To balance retention with incentivizing executive officers to achieve important short-term financial objectives and promote the long-term stability of the Company, RSU grants made to our named executive officers were structured to vest in three equal installments on each of the first three anniversaries of the grant date, subject to the continued employment of the named executive officer on the vesting date.

Price-vested units. Approximately two-thirds of the total target value of each named executive officer’s equity award was represented by price-vested units (PVUs). PVUs represent the right to receive shares of the Company’s common stock upon the achievement of certain predetermined stock price hurdles within the applicable performance period, subject to applicable vesting conditions. The primary purpose of the PVU grants was to align the interests of our named executive officers with the interests of our stockholders by conditioning the receipt of shares on the appreciation of the value of our common stock. Specifically, the PVUs granted to our named executive officers, which are divided into tranches, are eligible for vesting only upon the satisfaction of the following price hurdles:

Price Hurdle(1)	Percentage of PVUs Eligible to Vest
$4.00	25%
$7.50	25%
$10.00	25%
$12.50	25%

(1)	Price hurdles are deemed satisfied when the average closing price of the Company’s common stock for any consecutive 60-day period within the 5-year performance period reaches the applicable amount.

The number of PVUs awarded to each named executive officer was determined by dividing the target value of the PVU award by a fixed grant price of $2.00 per share. The PVUs vest ratably in three annual installments commencing on the one-year anniversary of the grant date, subject to the named executive officer’s continued employment with the Company as of the vesting date.

Award amounts. The target dollar value of each named executive officer’s annual equity incentive grant and the number of RSUs and PVUs awarded to each named executive officer are shown in the following table:

Named Executive Officer	Target Dollar Value of FY 2023 Equity Grant	Number of Shares/Options
		FY 2023 RSUs ~33% of Target Value	FY 2023 PVUs ~67% of Target Value
Timothy R. Danker	$2,400,000	330,579	800,000
Robert Grant	$2,300,000	316,804	766,666
William Grant III	$2,000,000	275,482	666,666

Other Forms of Compensation. In addition to the three primary elements of our executive compensation program identified above, our named executive officers also receive compensation from the Company in the following forms:

Retirement Plan and Other Employee Benefits. We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Each of our named executive officers is eligible to participate in the 401(k) plan on the same terms as other full-time employees and receive matching contributions from the Company equal to 100% of the first 2% of their individual contributions. Additionally, under the terms of the 401(k) plan, participating employees, including our named executive officers, are also eligible to receive a potential additional 1% profit sharing contribution from the Company based on the Company’s achievement of certain annual performance targets.

We provide a competitive benefits package to all full-time employees, which package includes health and welfare benefits, such as medical, dental, disability insurance, and life insurance benefits. The plans under which these benefits are offered do not discriminate in scope, terms, or operation in favor of executive officers and are available to all full-time employees.

Post-Termination Pay. According to the terms of their respective employment agreements, which are discussed in further detail below, our named executive officers are also entitled to receive certain additional compensation from the Company in the event of their departure from the Company under certain circumstances. Such additional compensation may consist of lump sum cash severance payments, prorated cash bonuses, accelerated vesting of equity awards in the event of a change in control, and reimbursement of certain medical and dental costs. See “–Employment Agreements” below for additional information regarding post-termination amounts due to each named executive officer in the event of his departure from the Company.

Employment Agreements

Each of Mr. Danker and Messrs. Robert Grant and William Grant III is party to an executive employment agreement with the Company. Each executive’s agreement provides for a three-year initial employment period, with automatic annual renewal for additional one-year periods unless either party provides notice of non-renewal at least 90 days before the expiration of the then-current term. Each employment agreement sets forth the applicable executive’s annual minimum base salary and annual bonus opportunity, as well as eligibility to participate in the Company’s employee benefit arrangements generally available to other senior executives of the Company.

Each executive officer is entitled to receive benefits under the agreements if (a) we terminate the executive’s employment without cause, or (b) the executive resigns for good reason. The term “cause” includes termination due to the executive’s willful refusal to perform the executive’s duties and responsibilities or comply with material policies and procedures; conviction of a crime other than a vehicular misdemeanor; fraud or other illegal conduct in the performance of the executive’s duties to the Company; and breach of any material term of the employment agreement. The term “good reason” includes termination due to a substantial diminution of duties, relocation beyond fifty (50) miles from the executive’s principal place of employment, material reduction in annual base salary or target bonus, and breach of any material term of the employment agreement by the Company.

In the event of the executive’s termination without cause or resignation for good reason, the executive is, subject to the execution and non-revocation of a release of claims, entitled to receive: (i) a prorated bonus for the fiscal year during which the termination occurs; (ii) a lump sum cash severance payment in an amount equal to the sum of the executive’s annual base salary and target annual bonus; and (iii) COBRA reimbursement for the excess of the monthly cost of premiums associated with medical and dental coverage over the monthly premiums for such coverage payable by a similarly situated active employee during the applicable severance period.

In the event an executive is terminated (i) within 90 days prior to a change in control (as defined in the executive’s employment agreement) or (ii) within two years following the date of a change in control, the lump sum cash severance payment payable to the executive under his employment agreement shall be determined by multiplying the sum of the executive’s annual base salary and target annual bonus by two (2), in the case of Mr. Danker, or by 1.5, in the case of Messrs. Robert Grant and William Grant III (such multiple, the “Severance Multiple”). Lump sum cash severance payments payable to executives in the event of a change in control pursuant to the terms of their respective employment agreements are “double-trigger,” meaning that any named executive officer who continues as an employee of the Company or any successor entity for more than two years following the date of a change in control is not entitled to receive any cash severance payment.

The employment agreements also contain various standard restrictive covenants, including those related to assignment of inventions, confidentiality of Company information, and non-competition and non-solicitation following the termination of the executive’s employment agreement. The non-competition and non-solicitation restrictions are generally effective for a period of two years following the date of termination, except that, in the event of a severance-qualifying termination of a named executive officer other than Mr. Danker during the two-year period following a change in control, the effective period will be reduced to 18 months, unless the Company elects to increase the amount of the lump sum cash severance payment due to the executive by increasing the Severance Multiple to two.

We do not provide, and have no obligation to provide, any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. If any payments or benefits provided pursuant to a change of control or severance agreement, or otherwise payable to a named executive officer, would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (and could, therefore, be subject to the related excise tax), he or she would be entitled to receive from the Company either 1) full payment of such payments and benefits, or 2) such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity compensation awards held by our named executive officers as of June 30, 2023. Market values have been determined based on the closing price of our common stock on June 30, 2023, which was $1.95 per share.

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable(4)	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested(5)	Market value of shares or units of stock that have not vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Timothy R. Danker	8/1/2020	29,577(1)	59,154	$17.89	8/1/2030	14,788	$28,837	14,789(6)	$28,839
	8/1/2021	45,096(1)	135,288	$17.80	8/1/2031	33,822	$65,953	22,548(6)	$43,969
	8/1/2022					330,579	$644,629	200,000(7)	$390,000
Robert Grant	8/22/2018	4,448(3)		$1.88	8/22/2028
	5/20/2020	200,000(2)		$20.00	5/20/2030
	8/1/2020	59,154(1)	59,154	$17.89	8/1/2030	14,789	$28,839	14,789(6)	$28,839
	8/1/2021	43,217(1)	129,651	$17.80	8/1/2031	32,413	$63,205	21,609(6)	$42,137
	8/1/2022					316,804	$617,768	191,667(7)	$373,751
William Grant III	8/1/2020	59,154(1)	59,154	$17.89	8/1/2030	14,789	$28,839	14,789(6)	$28,839
	8/1/2021	37,580(1)	112,740	$17.80	8/1/2031	28,155	$54,902	18,790(6)	$36,641
	8/1/2022					275,482	$537,190	166,667(7)	$325,001

(1)	Represents non-qualified stock options awarded to the executive pursuant to the 2020 Plan that had vested but had not been exercised as of June 30, 2023.
(2)	Represents non-qualified stock options awarded to the executive pursuant to the 2020 Plan in connection with our IPO that had vested but had not been exercised as of June 30, 2023.
(3)	Represents incentive stock options awarded to the executive pursuant to the 2003 Plan that had vested but had not been exercised as of June 30, 2023.
(4)
Represents non-qualified stock options awarded to the executive pursuant to the 2020 Plan that had not vested as June 30, 2023. The options vest ratably in four annual installments commencing on the one-year anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date.

(5)
Represents time-based restricted stock units awarded to the executive pursuant to the 2020 Plan that had not vested as of June 30, 2023. Awards granted on August 1, 2020 and August 1, 2021 vest ratably in four annual installments commencing on the one-year anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. Awards granted on August 1, 2023 vest ratably in three annual installments commencing on the one-year anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date.

(6)
Represents performance-based restricted stock units (PSUs) awarded to the executive pursuant to the 2020 Plan that had not vested as of June 30, 2023. The number of PSUs shown assumes the achievement of underlying performance conditions at threshold levels. The PSUs will be eligible for vesting on the three-year anniversary of the grant date, subject to the executive’s continued employment with the Company as of the vesting date.

(7)
Represents price-vested restricted stock units (PVUs) awarded to the executive pursuant to the 2020 Plan that had not vested as of June 30, 2023. The number of PVUs shown assumes the achievement of the underlying performance condition at threshold level, or that the lowest applicable price hurdle is met. The PVUs are eligible for vesting in three annual installments commencing on the one-year anniversary of the grant date, subject to the executive’s continued employment with the Company as of the applicable vesting date. For additional information related to the PVUs reported on this line, see “–Narrative Disclosure to Summary Compensation Table, –Elements of Executive Compensation for the 2023 Fiscal Year, –Equity Awards.”

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table reports the compensation of our Principal Executive Officer (“PEO”) and the average compensation of our named executive officers (“NEOs”) other than the PEO as reported in the Summary Compensation Table for the past two fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by such rules.

Pay Versus Performance Table

Year		Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss) in Thousands(5)
2023		$2,649,627	$2,945,721	$2,297,252	$2,576,510	$10.12	$(58,544)
2022		$3,154,343	$(683,279)	$1,848,730	$(772,699)	$12.88	$(297,504)

(1)	Our principal executive officer for both fiscal years reflected in this table was our Chief Executive Officer, Timothy R. Danker.
(2)
Represents the amount of “compensation actually paid” to Mr. Danker, calculated in accordance with Item 402(v) of Regulation S-K, for the fiscal year indicated. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine compensation actually paid:

						2023	2022
		Reported Summary Compensation Table Total for PEO:				$2,649,627	$3,154,343
		Deduct Reported Value of Equity Awards:				(1,573,042)	(2,607,263)
		Equity Award Adjustments:				1,869,136	(1,230,359)
		Compensation Actually Paid to PEO:				$2,945,721	$(683,279)

	The “Equity Award Adjustments” shown in the above table were calculated as follows:

	Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
	2023	$1,808,829	$63,088	$—	$(2,781)	$—	$1,869,136
	2022	$238,883	$(1,426,491)	$—	$(42,750)	$—	$(1,230,359)

(3)
Our non-PEO named executive officers for the 2022 fiscal year were our former Chief Financial Officer, Raff Sadun, who resigned from the Company effective June 1, 2022; our then-Interim Chief Financial Officer, Ryan M. Clement; our President, Robert Grant; our Chief Operating Officer, William T. Grant III; and our General Counsel and Secretary, Daniel A. Boulware. Our non-PEO named executive officers for the 2023 fiscal year were Mr. Robert Grant and Mr. William Grant III.

(4)
Represents the average amount of “compensation actually paid” to our non-PEO named executive officers, calculated in accordance with Item 402(v) of Regulation S-K, for the fiscal year indicated. Amount shown for the 2022 fiscal year is calculated based on the annual compensation of each of Messrs. Sadun, Clement, Robert Grant, William Grant III, and Boulware. Amount shown for the 2023 fiscal year is calculated based on the annual compensation of each of Messrs. Robert Grant and William Grant III. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine compensation actually paid:

						2023	2022
		Average Reported Summary Compensation Table Total for non-PEO NEOs:				$2,297,252	$1,848,730
		Deduct Average Reported Value of Equity Awards:				$(1,409,181)	$(1,424,312)
		Average Equity Award Adjustments:				$1,688,439	$(1,197,117)
		Average Compensation Actually Paid to non-PEO NEOs:				$2,576,510	$(772,699)

	The “Equity Award Adjustments” shown in the above table were calculated as follows:

	Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
	2023	$1,620,407	$58,409	$—	$9,623	$—	$1,688,439
	2022	$147,657	$(888,012)	$—	$(273,274)	$(183,487)	$(1,197,117)

(5)	Represents net income (loss) as reported in our audited financial statements for the year indicated.

Relationship Between Compensation Actually Paid and Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and average Compensation Actually Paid to our Non-PEO NEOs, and our cumulative total shareholder return over the two most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO and average Compensation Actually Paid to our Non-PEO NEOs, and our net income during the two most recently completed fiscal years.

Compensation and Risk

Our Compensation Committee assesses and considers potential risks when it reviews and approves our compensation policies and practices for executive officers and employees. We designed our compensation programs to address potential risks while rewarding employees for achieving our financial objectives through appropriate business judgment and risk taking. Based upon its annual assessment for the 2023 fiscal year, the Compensation Committee believes our compensation programs are not excessive, do not create disproportionate incentives for employees, including our named executive officers, to take risks that could have a material adverse effect on us in the future, and are generally aligned with the practices of our peers.

Stock Ownership Guidelines for Named Executive Officers

Our named executive officers are also subject to stock ownership guidelines adopted by the Board to further align the interests of our executives with those of our stockholders. Pursuant to the guidelines, each of our named executive officers is required to own shares having an aggregate value equal to or greater than the multiple of his base salary shown in the following table:

Named Executive Officer	Multiple of Annual Base Salary
Timothy R. Danker Chief Executive Officer	5x
Robert Grant President	3x
William T. Grant III Chief Operating Officer	3x

While our named executive officers are not required to satisfy the ownership guidelines by a specific date, each named executive officer must retain 100% of all vested shares, net taxes, received under any Company equity compensation plan until he has attained the required level of stock ownership. Once the Board has determined that a named executive officer has met the required level of stock ownership, declines in the market value of the shares held by the executive following the Board’s determination will not change its determination. As of the Record Date, the Board has determined that all of our named executive officers are in compliance with our stock ownership guidelines.

PROPOSAL THREE:
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to submit to stockholders at least once every three years a proposal to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as disclosed in our annual proxy statement pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on how we compensate our named executive officers. At our 2021 annual meeting, our stockholders voted to approve the recommendation of our Board that an advisory vote on our executive compensation be held annually. Accordingly, our Board determined that such vote will be held every year until the next advisory vote on the frequency of future advisory votes on executive compensation. This vote is not intended to address any specific item of compensation or any specific named executive officer; rather, the vote is intended to address the compensation of our named executive officers as a group as described in this Proxy Statement.

The “say-on-pay” vote at our 2022 Annual Meeting, held on November 15, 2022, received strong support from our stockholders, with holders of nearly 90% of votes cast on the proposal voting to approve the compensation of our named executive officers for the 2022 fiscal year. The Compensation Committee considered these results, along with specific feedback from stockholders, including those who voted against our 2022 say-on-pay proposal, in designing our 2023 fiscal year executive compensation program. Our 2023 program retained the same compensation structure, continuing to emphasize “at-risk” compensation to further align the interests of our named executive officers with those of our stockholders. Our Board believes that our 2023 executive compensation program was effective in upholding our compensation philosophy and goals, rewarding our named executive officers for our exceptionally strong operating performance while continuing to incentivize long-term value creation through long-term incentive awards linked to our stock price. For these reasons, the Board has concluded that the compensation of our named executive officers for the 2023 fiscal year should be approved by stockholders, and asks them to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the compensation tables and accompanying narrative discussion, is hereby APPROVED.”

The vote to approve our executive compensation program is advisory and non-binding on the Company; however, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by the Company’s stockholders and will consider the outcome of the vote when making future compensation decisions.

The Board recommends that you vote “FOR” the approval of the compensation of our named executive officers as described in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available(2)
Equity compensation plans approved by stockholders(1)	13,081,245	$3.43	6,243,568
Equity compensation not plans approved by stockholders	—	—	—

(1)	Includes our 2020 Omnibus Incentive Plan, our 2003 Stock Incentive Plan, and our 2020 Employee Stock Purchase Plan.
(2)	The total number of shares of our common stock reserved for issuance under the 2020 Plan is subject to an annual increase on the first day of each fiscal year beginning on or after July 1, 2021 equal to 3% of the total number of shares of our common stock outstanding as of the last day of the immediately preceding fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of September 29, 2023, regarding the ownership of our common stock by:

•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding common stock;

•each of our directors;

•each of our named executive officers; and

•all of our executive officers and directors as a group.

    In accordance with SEC rules, each listed stockholder’s beneficial ownership includes:

•all shares of our common stock the stockholder actually owns beneficially or of record;

•all shares of our common stock over which the stockholder has or shares voting or dispositive power (such as in the capacity as a general partner of an investment fund); and

•all shares of our common stock the stockholder has the right to acquire within 60 days of September 29, 2023 (such as restricted stock units that are scheduled to vest within 60 days of the aforementioned date.)

    Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

    Unless otherwise indicated, the address of all listed stockholders is: c/o SelectQuote, Inc., 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage(1)
5% Stockholders
BlackRock, Inc.	9,243,280(2)	5.5%
Entities associated with Brookside Equity Partners LLC	17,678,757(3)	10.5%
Directors and Executive Officers

Timothy R. Danker	1,954,704(4)	1.2%
Earl H. Devanny III	279,193(5)	*
Denise L. Devine	244,693(6)	*
Robert Grant	4,555,637(7)	2.7%
William Grant II	4,553,479(8)	2.7%
William Grant III	4,327,792(9)	2.6%
Donald L. Hawks	365,693(10)	*
Dr. Kavita K. Patel	231,423(11)	*
Raymond F. Weldon	1,050,011(12)	*
All directors and executive officers as a group (15 persons)	17,482,950	10.4%

* Represents less than 1% of the total shares of common stock outstanding as of the date of filing.

(1)	Percentages are based on 167,731,108 total shares of common stock outstanding as of September 29, 2023.
(2)
On February 1, 2023, BlackRock, Inc. filed a Schedule 13G to report beneficial ownership of an aggregate of 9,243,280 shares of our common stock, of which it has sole dispositive power with respect to all shares and sole voting power with respect to 9,063,994 shares. According to the Schedule 13G, BlackRock, Inc. does not have shared voting power or shared dispositive power with respect to any of the shares reported on this line. The address of this stockholder is 55 East 52nd Street, New York, New York 10055.

(3)	Includes 8,877,872 shares of common stock held by BEP III LLC; 6,911,960 shares of common stock held by BEP III Co-Invest LLC; and 1,889,285 shares of common stock held by SQ Co-Investors LLC. Brookside Equity Partners LLC, the manager of each of these three entities, may be deemed to have sole voting and dispositive power with respect to all shares reported on this line. The address of each of these stockholders is 201 Tresser Boulevard, Suite 320, Stamford, Connecticut 06901.
(4)
Includes 1,795,960 shares of common stock held directly by Mr. Danker; 9,398 shares of common stock beneficially owned by Mr. Danker through his Mainstar Trust IRA; and 149,346 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023.

(5)
Includes 12,568 shares of common stock held directly by Mr. Devanny; 38,500 shares of common stock beneficially owned through Devanny LLC, an investment entity in which Mr. Devanny holds a partial ownership position; and 228,125 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023. Mr. Devanny disclaims beneficial ownership of the shares held by Devanny LLC, except to the extent of his pecuniary interest therein.

(6)	Includes 16,568 shares of common stock held directly by Ms. Devine and 228,125 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023.
(7)
Includes 1,660,456 shares of common stock held directly by Mr. Grant; 1,242,000 shares of common stock beneficially owned by Mr. Grant in his capacity as the trustee of the Robert Clay Grant Irrevocable Trust; a total of 184,200 shares of common stock beneficially owned by Mr. Grant in his capacity as the trustee of each of three irrevocable trusts for the benefit of his minor children; and 379,613 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023. The number of shares reported on this line also includes 1,089,369 shares of common stock beneficially owned by Mr. Grant through Haakon Capital, LLC, an investment entity in which he and William Grant III, our Chief Operating Officer, each hold a one-third ownership position. The shares of common stock held by Haakon Capital, LLC are also included in the beneficial ownership number reported in this table for Mr. William Grant III but were counted only once for purposes of computing the aggregate number of shares owned by our directors and officers as a group. Mr. Grant disclaims beneficial ownership of the shares held by Haakon Capital, LLC, except to the extent of his pecuniary interest therein.

(8)
Includes 2,393,469 shares of common stock held directly by Mr. Grant; 35,601 shares of common stock beneficially owned by Mr. Grant through his Mainstar Trust IRA; 355,760 shares of common stock beneficially owned by Mr. Grant through his NFS IRA; 1,345,424 shares of common stock beneficially owned by Mr. Grant in his capacity as trustee of the W. Thomas Grant II Family Irrevocable Trust; 220,100 shares of common stock beneficially owned by Mr. Grant in his capacity as trustee of the Francis D. Grant Irrevocable Trust; and 203,125 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023.

(9)
Includes 1,913,851 shares of common stock held directly by Mr. Grant; 10,681 shares of common stock beneficially owned by Mr. Grant through his Mainstar Trust IRA; 1,150,000 shares of common stock beneficially owned by Mr. Grant in his capacity as trustee of the W. Thomas Grant III Irrevocable Trust; and 163,891 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023. The number of shares reported on this line also includes 1,089,369 shares of common stock beneficially owned by Mr. Grant through Haakon Capital, LLC, an investment entity in which he and Robert Grant, the President of the Company, each hold a one-third ownership position. The shares of common stock held by Haakon Capital, LLC are also included in the beneficial ownership number reported in this table for Mr. Robert Grant but were counted only once for purposes of computing the aggregate number of shares owned by our directors and officers as a group. Mr. Grant disclaims beneficial ownership of the shares held by Haakon Capital LLC, except to the extent of his pecuniary interest therein.

(10)	Includes 162,568 shares of common stock held directly by Mr. Hawks and 203,125 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023.
(11)	Includes 12,568 shares of common stock held directly by Dr. Patel and 218,855 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023.
(12)
Includes 162,568 shares of common stock held directly by Mr. Weldon and his spouse, Lea Weldon; 684,318 shares of common stock held by Mr. Weldon in his capacity as a director of Park AQ Pension Management, Inc., the investment adviser to the Ampex Retirement Master Trust; and 203,125 shares of common stock subject to stock awards exercisable within 60 days of September 29, 2023. Mr. Weldon disclaims beneficial ownership of the shares held by the Ampex Retirement Master Trust, with respect to which shares he has shared voting and dispositive power.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

This section contains information regarding transactions we have entered into with certain related parties. Specifically, unless otherwise indicated, this section describes transactions since July 1, 2021, other than compensation arrangements with our executive officers and non-employee directors, which are described above under “Executive Compensation” and “Corporate Governance, –Non-Employee Director Compensation,” respectively, to which we were or will be a participant and in which:

1.The amounts involved exceeded or will exceed $120,000; and

2.Any of our directors, executive officers, or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing a household with, the foregoing persons, had or will have a direct or indirect material interest.

Paid Leads

InsideResponse, a wholly-owned subsidiary of the Company, sells leads to Spring Venture Group (“SVG”), a senior healthcare insurance distribution platform owned in part by Timothy Danker, our Chief Executive Officer; William Grant III, our Chief Operating Officer; William Grant II, a member of the Company’s Board; and Robert Grant, President of the Company. During the 2022 fiscal year, the Company earned $351,926 in lead generation revenue from SVG, which revenue is recorded in other revenue in the consolidated statements of comprehensive income (loss) for the year ended June 30, 2022. The approximate dollar value of the interests in this transaction of Mr. Danker, Mr. William Grant II, Mr. William Grant III, and Mr. Robert Grant were $0.04 million, less than $0.01 million, $0.02 million, and $0.2 million, respectively. There were no transactions between the Company and SVG during the 2023 fiscal year in which any of our directors or executive officers had a material interest. The Audit Committee reviews the Company’s transactions with SVG on at least a quarterly basis.

Related Party Receivables

The Company did not have any related party receivables outstanding as of the end of the 2023 fiscal year.

Indemnification Agreements

In connection with our IPO, we entered into an indemnification agreement with each of our non-executive directors and executive officers. The indemnification agreements provide that the Company will indemnify directors and officers for all liabilities arising from their service to the Company, and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, to the fullest extent permitted under Delaware law.

Amended and Restated Series D Preferred Stock Investors’ Rights and Stockholders Agreement

In 2014, in connection with the sale of shares of our Series D preferred stock, we entered into the Series D Agreement with the Series D Holders (as defined in the Series D Agreement), which agreement grants the Series D Holders certain rights, including but not limited to certain preemptive rights, rights to put their shares of Series D preferred stock, director appointment rights, information rights, and registration rights. The Series D Agreement was amended and restated on November 4, 2019 to provide for, among other things, the classification of our Board and the right of the Series D Holders to appoint two directors to the Board upon the consummation of a qualified initial public offering. On April 17, 2020, the amended and restated Series D Agreement was further amended to extend the maturity date of the Series D Holders’ put rights from January 31, 2025 to March 30, 2025.

Other than certain information and registration rights, the rights of the Series D Holders pursuant to the Series D Agreement were terminated upon the consummation of our IPO in May 2020.

Policies and Procedures for Related Party Transactions

We have a policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee, who will determine whether such transactions or proposals are fair and reasonable to SelectQuote and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.

Except as described above under “–Paid Leads,” all related party transactions described in this section were entered into prior to adoption of this policy and as such, were not subject to the approval and review procedures set forth in the policy.

ANNUAL REPORT ON FORM 10-K

Our financial statements for the year ended June 30, 2023 are included in our 2023 Annual Report on Form 10-K, or Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2023 Annual Report and this Proxy Statement are posted on our website at www.selectquote.com and are available through the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, SelectQuote, Inc., 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR CONSIDERATION AT OUR 2023 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than June 6, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act. Stockholder proposals should be addressed to:

SelectQuote, Inc.
Attention: Corporate Secretary
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
Our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the discretion of our Board, (ii) otherwise properly made at such annual meeting by or at the direction of our Board, or (iii) otherwise properly requested to be brought before such annual meeting by a stockholder of the Company who is entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2024 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices at 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211:

•not earlier than the close of business on July 17, 2024 ; and
•not later than the close of business on August 16, 2024.

In the event we hold the 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

A copy of our amended and restated bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

* * *

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

THE BOARD OF DIRECTORS

Overland Park, Kansas
October 4, 2023

APPENDIX A
NON-GAAP FINANCIAL MEASURES

The Executive Compensation section of this Proxy Statement includes references to Adjusted EBITDA and Cash EBITDA, which are non-GAAP financial measures. For a discussion of the Company’s use of Adjusted EBITDA, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” beginning on page 52 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

We define Cash EBITDA as Adjusted EBITDA excluding the impacts from the estimates of future renewal commission revenue. We monitor Cash EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impacts of certain transactions in calculating Cash EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

The most directly comparable GAAP financial measure for both Adjusted EBITDA and Cash EBITDA is net income (loss). The following table sets forth a reconciliation of the differences between net loss and each of Adjusted EBITDA and Cash EBITDA.

Reconciliation of Net Loss to Adjusted EBITDA and Cash EBITDA for the Year Ended June 30, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Net Loss						$(58,544)
Share-based compensation expense						$11,310
Transaction costs(1)						$5,569
Depreciation and amortization						$27,881
Loss on disposal of property, equipment, and software, net						$749
Impairment of long-lived assets						$17,332
Interest expense, net						$80,606
Income tax benefit						$(10,600)
Adjusted EBITDA	$155,077	$(22,769)	$23,073	$81	$(81,159)	$74,303
Future renewal commission revenue						$(1,859)
Cash EBITDA						$72,444

(1)	Expenses consist primarily of financing transaction costs, non-restructuring severance expenses, and costs incurred in connection with the amendment of our credit agreement.

## SCAN TO VIEW MATERIALS & VOTE

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/SLQT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24268-P98597

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**SELECTQUOTE, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect the Class I director nominees listed below for a term of three years: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

**Nominees:**

01) Timothy R. Danker
02) Dr. Kavita K. Patel

**The Board of Directors recommends you vote FOR proposals 2 and 3:**

**NOTE:** The appointed proxy holders will vote in their discretion on any other business that may properly come before the Annual Meeting (including any adjournments, continuations and postponements thereof).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V24269-P98597

## SELECTQUOTE, INC.
## Annual Meeting of Stockholders
## November 14, 2023 9:00 AM Central Time
## This proxy is solicited by the Board of Directors

The stockholder hereby appoints Ryan Clement, Chief Financial Officer, and Al Boulware, General Counsel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SELECTQUOTE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time on November 14, 2023, at www.virtualshareholdermeeting.com/SLQT2023, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**